UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

INPIXON

 (Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On April 20, 2018, Inpixon (the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) pursuant to which the Company agreed to sell and the Placement Agreement agreed to use its “best efforts” to assist with selling, in a public offering (the “Offering”), subject to the terms and conditions expressed therein, approximately $10.4 million in securities of the Company, consisting of units (the “Units”), at a price to the public of $1,000 per Unit, each consisting of (i) one share of our newly designated Series 4 convertible preferred stock, par value $0.001 per share (the “Series 4 Preferred”), containing the relative rights, preferences, limitations and designations set forth in the certificate of designation (the “Certificate of Designation”), with a stated value of $1,000 and initially convertible into approximately 2,174 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price of $0.46 per share (subject to adjustment) and (ii) one warrant to purchase such number of shares of Common Stock as each share of Series 4 Preferred is convertible into (each a “Warrant”, and collectively, the “Warrants”).

The Units, the shares of Series 4 Preferred, the Warrants and the Common Stock underlying such securities, as applicable, are immediately separable and will be issued separately in this Offering. Pursuant to the terms of a Securities Purchase Agreement by and between the Company and certain institutional purchasers of the Units (the “Institutional Purchasers") in the Offering (the “SPA”), an aggregate of 10,115 Units will be sold to the Institutional Purchasers and certain other purchasers of Units that are not a party to the SPA for an aggregate of 10,115 shares of Series 4 Preferred convertible into an aggregate of 21,989,160 (subject to rounding) shares of Common Stock and Warrants to purchase an equivalent number of shares of Common Stock.

The Company expects to receive approximately $10.1 million in gross proceeds from the Offering, before deducting placement agent fees and Offering expenses payable by the Company. After deducting placement agent fees and expenses, we expect the net proceeds from the Offering to be approximately $9.2 million. The Company intends to use the net proceeds from the Offering for working capital, general corporate purposes (including research and development, sales and marketing and the satisfaction of outstanding amounts payable to our vendors in connection with trade payables). Additionally, the Company may use a portion of the net proceeds of this Offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, the Company does not have any current commitments with respect to any such acquisitions or investments.

The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $0.124. In addition, on the 60th day following the original issuance date of the Series 4 Preferred, the conversion price will be reduced, and only reduced, to the lesser of (x) the then conversion price, as may be adjusted, and (y) 80% of the VWAP (as defined in the Certificate of Designation) on the trading day immediately prior to the 60th day, provided that the conversion price will not be less than $0.124.

Subject to certain ownership limitations, the Series 4 Preferred is convertible at any time at the option of the holder. The Series 4 Preferred will be non-voting (except to the extent required by law) and convertible into the number of shares of Common Stock determined by dividing the aggregate stated value of $1,000 per share by the conversion price then in effect.

The Warrants will be immediately exercisable at an exercise price of $0.67 per share (subject to adjustment). If, at any time while the Warrants are outstanding, the Company or any significant subsidiary thereof, as applicable, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents, at an effective price per share that is less than the exercise price then in effect (such lower price, the “Base Share Price”), the applicable exercise price shall be reduced and only reduced to equal the Base Share Price, provided that the Base Share Price shall not be less than $0.124 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the SPA).

The Company expects the Offering to close on or about April 24, 2018, subject to the satisfaction of customary closing conditions including the filing of a Certificate of Designation with the Secretary of State of the State of Nevada with respect to the Series 4 Preferred.

The Company will conduct the Offering of the Units pursuant to a Registration Statement on Form S-3 (File No. 333-204159), which was declared effective by the Securities and Exchange Commission on May 28, 2015 (the “Registration Statement”). A preliminary prospectus supplement and the accompanying prospectus relating to the Offering was filed with the SEC on April 19, 2018, and a final prospectus supplement and the accompanying prospectus relating the Offering will be filed with the SEC no later than April 24, 2018.

Each of the Company’s officers, directors and more than 5% beneficial owners of common stock have agreed that for a period of 180 days after the date of the Registration Statement, they will be subject to a lockup prohibiting certain sales, transfers or hedging transactions in the Company’s securities held by them.

The Placement Agent will be entitled to a cash fee of up to 8.0% of the aggregate gross proceeds and reimbursement of certain out-of-pocket expenses up to an aggregate of $100,000.

The foregoing description of the Agreement, the Series 4 Preferred, the SPA, the Warrants and the Lock-Up Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, the Certificate of Designation and the forms of SPA, Warrant and Lock-Up Agreement, which are attached as Exhibits 3.1, 4.1, 10.1, 10.2 and 10.3 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion and consent of Mitchell Silberberg & Knupp LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2018, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation that created the Series 4 Preferred, authorized 10,415 shares of Series 4 Preferred and designated the preferences, rights and limitations of the Series 4 Preferred. The Series 4 Preferred is non-voting (except to the extent required by law). The Series 4 Preferred is convertible into the number of shares of Common Stock, determined by dividing the aggregate stated value of the Series 4 Preferred of $1,000 per share to be converted by $0.46.

Cautionary Note Regarding Forward-Looking Statements

This current report contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the Offering. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series 4 Preferred, dated as of April 20, 2018

4.1	Form of Warrant

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement, dated as of April 20, 2018, by and between Inpixon and Roth Capital Partners, LLC

10.3	Form of Lock-Up Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: April 24, 2018	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations of Series 4 Preferred, dated as of April 20, 2018

4.1	Form of Warrant

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement, dated as of April 20, 2018, by and between Inpixon and Roth Capital Partners, LLC

10.3	Form of Lock-Up Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)